LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Lock-Up Agreement”), dated as of April 18, 2011, by and among Asia Entertainment & Resources Ltd., a Cayman Islands corporation (the “Company”) and the undersigned shareholder (the “Shareholder”).

WHEREAS, the Shareholder is the registered holder of 2,860,000 shares (the “Shares”) of the Company, par value $0.0001 per share.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree:

Section 1.            (a)            The Shareholder may not, directly or indirectly, offer, sell, contract to sell, pledge, encumber, tender, assign or grant any option or warrant to purchase or otherwise dispose of or offer to dispose of (collectively, “Transfer”) the Shares for a period commencing on the date hereof and ending on the date set forth in Section 1(b) below (the “Lock-up Period”), inclusive, without the prior written consent of the Company; provided, however, that the Shareholder may transfer any Shares: (1) if the transfer is a bona fide gift or other transfer to a member or members of the Shareholder’s immediate family or to a trust the beneficiaries of which are exclusively the Shareholder and/or a member or members of the Shareholder’s immediate family (for purposes of this paragraph, “immediate family” shall mean a spouse, lineal descendent, father, mother, brother or sister, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of the transferor, in each case whether by birth or adoption and including stepchildren) made solely for estate planning purposes, if, prior to such transfer, such transferee agrees in writing to be bound by the restrictions set forth herein; (2) to any partner, shareholder or member of the Shareholder if, prior to such transfer, such partner, shareholder or member agrees in writing to be bound by the restrictions set forth herein; or (3) with the prior written consent of the Company, to any controlled affiliate of the Shareholder if, prior to such transfer, such affiliate agrees in writing to be bound by the restrictions set forth herein.

(b)            The Lock-up Period referred to in Section 1(a) above shall end according to the following schedule:

(i)           with respect to 572,000 of the Shares, on April 18, 2012;

(ii)          with respect to 572,000 of the Shares, on April 18, 2013;

(iii)         with respect to 572,000 of the Shares, on April 18, 2014;

(ii)          with respect to 572,000 of the Shares, on April 18, 2015; and

(iii)         with respect to 572,000 of the Shares, on April 18, 2016.

(c) For the purpose of effectuating this Lock-Up Agreement, the Shareholder hereby consents to the Company issuing a stop transfer instruction to its transfer agent in accordance with the terms of this Lock-Up Agreement. Any Transfer of Shares in violation of this Lock-Up Agreement by the Shareholder without the consent of the Company shall constitute a material breach of this Lock-Up Agreement.  The Shareholder acknowledges and agrees that the Shares may bear a legend regarding the restrictions set forth in this Section 1.

(d)           The Shareholder acknowledges that its breach or impending violation of any of the provisions of this Lock-Up Agreement may cause irreparable damage to the Company for which remedies at law would be inadequate. The Shareholder further acknowledges and agrees that the provisions set forth herein are essential terms and conditions of the Lock-Up Agreement that the Company may seek to enforce in addition to any of its rights or remedies provided under any other agreement decree or order by any court of competent jurisdiction enjoining such impending or actual violation of any of such provisions. Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such provision by the Shareholders. This remedy shall be in addition to all other remedies available to the Company at law or equity.

Section 2.            This Lock-Up Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon the Shareholder and his or her heirs, executors, administrators, legatees and legal representatives.

Section 3.            Should any part of this Lock-Up Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Lock-Up Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Lock-Up Agreement without including therein any portion which may for any reason be declared invalid.

Section 4.            This Lock-Up Agreement shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State.

Section 5.            This Lock-Up Agreement and all rights hereunder are personal to the parties and shall not be assignable, and any purported assignment in violation thereof shall be null and void.

Section 6.            (a)           All notices, requests, demands and other communications to any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth on the signature page hereto, or such other address or telecopier number as such party may hereinafter specify by notice to each other party hereto.

(b)           Each notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and a confirmation of the telecopy being sent is received or, (ii) if given by certified mail, 72 hours after such communication is deposited in the mails with first class and certified postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified on the signature page hereto.

Section 7.            The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Lock-Up Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or any condition of this Lock-Up Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first written above.

COMPANY:

ASIA ENTERTAINMENT & RESOURCES LTD.

By:	/s/ Leong Siak Hung
	Name:	Leong Siak Hung
	Title:	Director and Chief Executive Officer

Address:
Unit 1004, East Town Building
16 Fenwick Street
Wanchai, Hong Kong

Fascimile:

SHAREHOLDER:

/s/ Lam Chou In
Name: Lam Chou In

Address:

Facsimile: